Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 23, 2020

Griffon Corporation

712 Fifth Avenue, 18th Floor
New York, New York 10019

Re:	REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We have acted as counsel to Griffon Corporation, a Delaware corporation (the “Company”), and the subsidiary guarantors listed on Exhibit I (the “Subsidiary Guarantors”) in connection with the Company’s offer (the “Exchange Offer”) to exchange $150,000,000 aggregate principal amount of its 5.75% Notes due 2028 (the “New Notes”) guaranteed by the Subsidiary Guarantors (the “New Guarantees” and, together with the New Notes, the “New Securities”) for a like principal amount of its outstanding 5.75% Notes due 2028 (the “Old Notes”) guaranteed by the Subsidiary Guarantors (the “Old Guarantees” and, together with the Old Notes, the “Old Securities”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Old Securities were issued on June 22, 2020 and the New Securities are to be issued under an Indenture dated as of February 19, 2020, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as may be supplemented from time to time (the “Indenture”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and we express no opinion herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the New Securities.

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As your counsel, we have examined such documents and such matters of fact and law as we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, the legal power and authority of all persons signing on behalf of parties to all documents and that the Trustee has duly authorized, executed and delivered the Indenture.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended and (d) the Old Notes have been, and the New Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Securities.

Based on the foregoing, we are of the opinion that the New Securities, when duly executed, authenticated, issued and delivered in exchange for the Old Securities in accordance with the terms of the Indenture and the Exchange Offer, will constitute a valid and legally binding obligation of the Company and each Subsidiary Guarantor.

The foregoing opinion is subject to the following qualifications:

(a)                The opinion expressed herein is limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally and, as to rights of indemnification and contribution, by principles of public policy. The opinion expressed above also does not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought, which may limit the availability of any particular remedy but which will not, in our judgment, make the remedies available to the Trustee under the Indenture, taken as a whole, inadequate for the practical realization of the benefits provided for in the Indenture, except for the economic consequence of any delay that may be imposed thereby or result therefrom, and except that we express no opinion as to the rights of the Trustee to accelerate the due dates of any payment due thereunder or to

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exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

(b)                Without limiting the generality of the foregoing, we express no opinion with respect to: (1) the availability of specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Indenture; (2) the enforceability of provisions contained in the Indenture relating to the effect of laws which may be enacted in the future; (3) the enforceability of provisions in the Indenture purporting to waive the effect of applicable laws to the extent such waivers are prohibited by such applicable laws; (4) the effectiveness of any power-of-attorney given under the Indenture that is intended to bind successors and assigns that have not granted such powers by a power-of-attorney specifically executed by them; (5) provisions in the Indenture related to waivers of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations or limitations on the obligations of the Trustee in circumstances in which a failure of condition or default by any party is not material; (6) the indemnification and contribution provisions of the Indenture if and to the extent that such provisions contravene public policy or might require indemnification or payments with respect to any litigation against a party to the Indenture determined adversely to the other party(ies) to such litigation, or any loss, cost or expense arising out of an indemnified party’s bad faith, gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy; (7) any self-help provisions in the Indenture; (8) provisions in the Indenture that purport to establish evidentiary standards; (9) provisions in the Indenture that provide that certain rights or obligations are absolute or unconditional (other than guarantees or letter of credit reimbursement obligations); (10) the right of the Trustee to set off against funds held in any account maintained with the Trustee by the Company or a Subsidiary Guarantor and which account is designated, or contains funds that such Trustee is aware have been set aside, for special purposes, such as payroll, trust and escrow accounts, or which funds are subject to special agreement between the Trustee and the Company or a Subsidiary Guarantor precluding or limiting rights to set off funds; (11) provisions in the Indenture that provide for the enforceability of the remaining terms and provisions of the Indenture in circumstances in which certain other terms and provisions of the Indenture are illegal or unenforceable; (12) provisions in the Indenture that restrict access to or waive legal or equitable remedies or access to courts; (13) provisions in the Indenture that affect or confer jurisdiction (other than on the courts of New York); (14) provisions in the Indenture that permit the Trustee to act in its sole discretion or to be exculpated from liability for its actions to the extent not permitted by law; (15) any provision of the Indenture that may be construed as a forfeiture or penalty; (16) any provision of the Indenture that purports to provide that the terms thereof may not be varied or waived except in writing or that the express terms thereof supersede any inconsistent course of performance and/or usage of the trade; or (17) the effect of the laws of any jurisdiction in which a holder of the New Notes is

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located that limits the interest, fees or other charges it may impose for the New Notes or use of money or other credit.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

The opinions expressed herein are rendered to the Company and the Subsidiary Guarantors in connection with the filing of the Registration Statement and for no other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP

Exhibit I

Subsidiary Guarantors

Name	Jurisdiction
The AMES Companies, Inc.	Delaware
ATT Southern LLC	Delaware
Clopay Ames Holding Corp.	Delaware
Clopay Corporation	Delaware
ClosetMaid LLC	Delaware
CornellCookson, LLC	Delaware
Cornell Real Estate Holdings, LLC	Arizona
Telephonics Corporation	Delaware